UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 15, 2023 (June 9, 2023)

Trinity Place Holdings Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-08546	22-2465228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

340 Madison Avenue, New York, New York 10173

(Address of Principal Executive Offices) (Zip Code)

(212) 235-2190

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.01 Par Value Per Share	TPHS	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 9, 2023, Trinity Place Holdings Inc. (the “Company”) entered into a seventh amendment (the “CCF Amendment”) to the Credit Agreement, dated as of December 19, 2019 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “CCF”), by and between the Company, as borrower, certain subsidiaries of the Company as guarantors, and TPHS Lender LLC, as initial lender (the “CCF Lender”) and as administrative agent. The CCF Amendment provides, among other things, that (i) the loan (the “Loan”) be increased by up to $5,000,000, with $3,000,000 to be used for general corporate purposes and certain other items if applicable, and up to $2,000,000 to be used in connection with the extension of the loans in respect of the Company’s property at 237 11th Street, Brooklyn, New York (the “11th Street Property”), including the purchase of an interest rate cap, (ii) the interest rate of the Loan is increased by 0.20%, and (iii) certain covenants and other terms of the CCF are revised, including that a refinancing of the 11th Street Property (excluding the extension of the existing loans) and/or the property located at 330-334 Route 17, Paramus, New Jersey requires the prior written consent of the CCF Lender; on or before June 30, 2023, the Company will meet with the CCF Lender to review the results of the Company’s strategic process, endeavor in good faith to establish mutually acceptable next steps, and provide copies of written term sheets received from participants in the strategic process, including at least one that addresses repayment or purchase of the Loan; and the removal of the ability of the Company to incur certain types of previously permitted debt and make previously permitted investments and other restricted payments.

In addition, the parties agreed that promptly following the effective date of the CCF Amendment, the Company will issue 750,000 shares of common stock (the “Common Stock”) to the CCF Lender or its affiliated designee, and the parties will enter into an amendment (“Warrant Agreement Amendment”) to that certain Warrant Agreement, dated as of December 19, 2019, as amended (the “Warrant Agreement”), pursuant to which the number of shares of Common Stock purchasable under the Warrants (as defined in the Warrant Agreement) will be reduced by 750,000 shares.

The foregoing descriptions of the CCF Amendment and the Warrant Agreement Amendment are qualified in their entirety by reference to those agreements, copies of which will be attached as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, which the Company intends to file no later than August 2023.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated into this Item 3.02 by reference. The 750,000 shares of Common Stock were issued to the CCF Lender in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof as a transaction not involving any public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINITY PLACE HOLDINGS INC.

Date: June 15, 2023	/s/ Steven Kahn
Steven Kahn
Chief Financial Officer